Filed Pursuant to Rule 424(b)(5)
Registration No. 333-176038

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 7, 2013

Preliminary Prospectus Supplement

(To prospectus dated August 4, 2011)

Hyatt Hotels Corporation

$                         % Senior Notes due 2023

We are offering $                 of our         % senior notes due 2023 (the “notes”). The notes will mature on                 , 2023.

We will pay interest on the notes                 on                 and of each year, commencing                 , 2013.

At any time prior to the date that is three months prior to the maturity of the notes, we may redeem some or all of the notes at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest plus a “make-whole” amount. At any time on or after the date that is three months prior to the maturity of the notes, we may redeem some or all of the notes at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest. If we experience a change of control triggering event, we must offer to purchase the notes. See “Description of the Notes.”

The notes will be our unsubordinated obligations and will rank equally with all of our existing and future unsecured unsubordinated debt.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated dealer quotation system. Currently, there is no public market for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in the notes.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discount and commissions		%	$
Proceeds, before expenses, to us		%	$

(1)	Plus accrued interest from May , 2013, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company, including direct and indirect participants Clearstream Banking, société anonyme, and Euroclear Banking, S.A./N.V., on or about May                 , 2013.

Joint Book-Running Managers

Goldman, Sachs & Co.	J.P. Morgan	SunTrust Robinson Humphrey

                , 2013.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering in two separate parts. The first part is this prospectus supplement, which describes the specific details regarding this offering. The second part is the prospectus, which provides general information about us and securities we may offer from time to time. All of the information in this prospectus supplement will apply to this offering, but some of the general information in the accompanying prospectus does not apply to this offering and will be superseded by information in this prospectus supplement, as described below. Generally, when we refer to the “prospectus,” we are referring to both parts combined.

We are also incorporating additional documents by reference into this prospectus supplement. See “Where You Can Find More Information” and “Information Incorporated by Reference.” You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in the notes offered by this prospectus supplement.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to this offering filed by us with the Securities and Exchange Commission (the “SEC”) is only accurate as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

If the information set forth in this prospectus supplement varies in any way from the information set forth in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the notes offered by this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may read and copy any reports, proxy statements and other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents at the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and does not contain all of the information in such registration statement. Whenever a reference is made in this prospectus

S-ii

supplement to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may read or obtain a copy of the registration statement, including exhibits, from the SEC in the manner described above.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents instead of repeating such information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and information incorporated by reference that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering; provided, however, that we are not incorporating any information deemed furnished (and not filed) in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 13, 2013, as amended on April 18, 2013 (including the portions of our definitive proxy statement for our 2013 annual meeting of stockholders incorporated by reference therein);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the SEC on May 1, 2013; and

•	our Current Reports on Form 8-K filed on February 1, 2013, April 15, 2013, April 25, 2013 and May 6, 2013.

If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document. Information contained in documents filed later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement or the accompanying prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing to us or telephoning us at the address and telephone number set forth below.

Hyatt Hotels Corporation

Attn: Senior Vice President—Investor Relations

71 South Wacker Drive, 12th Floor

Chicago, Illinois 60606

(312) 750-1234

You may also access all of the documents above and incorporated by reference into this prospectus supplement free of charge at our website www.hyatt.com. The reference to our website does not constitute incorporation by reference of the information contained on such website.

TERMS USED IN THIS PROSPECTUS SUPPLEMENT

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to the terms “we,” “us,” “our,” “the Company” or “Hyatt” or other similar terms mean Hyatt Hotels Corporation and its consolidated

S-iii

subsidiaries. However, in the “Description of the Notes” section of this prospectus supplement, “we,” “our,” “us,” “Hyatt” and the “Company” mean Hyatt Hotels Corporation only, and not any of its subsidiaries, unless context otherwise requires or as otherwise expressly stated.

As used in this prospectus supplement, the term:

•	“Properties” refers to hotels that we manage, franchise, own or lease and our residential and vacation ownership units that we develop, sell and manage;

•	“Hyatt-branded” refers to properties operated under our brands, including Park Hyatt, Andaz, Hyatt, Grand Hyatt, Hyatt Regency, Hyatt Place and Hyatt House;

•

“Residential ownership units” refers to residential units that we manage, provide services to or license our trademarks with respect to (such as serviced apartments and Hyatt-branded residential units), some of which we own, that are part of mixed-use projects and are often adjacent to a Hyatt-branded full service hotel;

•	“Vacation ownership units” refers to the fractional and timeshare units that we develop, sell or manage that are part of the Hyatt Residence Club; and

•	“Hospitality ventures” refers to entities in which we own less than a 100% equity interest.

As used in this prospectus, the term “associates” refers to the more than 95,000 individuals working at our corporate and regional offices and our managed, franchised and owned properties. We directly employ approximately 45,000 of these 95,000 associates. The remaining associates are employed by third-party owners and franchisees of our hotels.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the information we incorporate by reference herein or therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include statements about plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Important factors that may cause actual results to differ materially from current expectations include, but are not limited to:

•

the factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, under the sections titled “Risk Factors” in Part I, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7;

•	general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth;

•	levels of spending in business and leisure segments as well as consumer confidence;

•	declines in occupancy and average daily rate;

•	limited visibility with respect to short and medium-term group bookings;

•	loss of key personnel;

S-iv

•	hostilities, including future terrorist attacks, or fear of hostilities that affect travel;

•	travel-related accidents;

•	natural or man-made disasters such as earthquakes, tsunamis, tornados, hurricanes, floods, oil spills and nuclear incidents;

•	our ability to successfully achieve certain levels of operating profit at hotels that have performance guarantees with our third-party owners;

•	our ability to successfully execute and implement our organizational realignment and the costs associated with such organizational realignment;

•	the impact of hotel renovations;

•	our ability to successfully execute our common stock repurchase program;

•	the seasonal and cyclical nature of the real estate and hospitality businesses;

•	changes in distribution arrangements, such as through internet travel intermediaries;

•	changes in the tastes and preferences of our customers;

•	relationships with associates and labor unions and changes in labor laws;

•	financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners;

•	risks associated with potential acquisitions and dispositions;

•	changes in federal, state, local or foreign tax law;

•	increases in interest rates and operating costs;

•	foreign exchange rate fluctuations or currency restructurings;

•	lack of acceptance of new brands or innovation;

•	general volatility of the capital markets and our ability to access the capital markets;

•	changes in the competitive environment in our industry and the markets where we operate;

•	outcomes of legal proceedings; and

•	violations of regulations or laws related to our franchising business.

These factors and the other risk factors described or incorporated by reference in this prospectus supplement are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our business, financial condition, results of operations or cash flows. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

S-v

SUMMARY

This summary highlights selected information about us and this offering. It does not contain all of the information that you should consider before deciding whether to invest in the notes. You should also refer to the other information in this prospectus supplement the accompanying prospectus, any related free writing prospectus and the documents that are incorporated by reference, especially the sections titled “Risk Factors” and the financial statements included or incorporated by reference, before making an investment decision.

The Company

We are a global hospitality company with widely recognized, industry-leading brands and a tradition of innovation developed over our more than fifty-year history. We manage, franchise, own and develop Hyatt-branded hotels, resorts and residential and vacation ownership properties around the world. As of March 31, 2013, our worldwide portfolio consisted of 508 properties (137,051 rooms and units).

Our full service hotels and resorts operate under five established brands, Park Hyatt, Andaz, Hyatt, Grand Hyatt and Hyatt Regency. Our two select service brands are Hyatt Place and Hyatt House, an extended stay brand. We develop, sell or manage vacation ownership properties in select locations as part of the Hyatt Residence Club. We also manage, provide services to or license our trademarks with respect to residential ownership units that are often adjacent to a Hyatt-branded full service hotel. We consult with third parties in the design and development of such mixed-use projects based on our expertise as a manager and owner of vacation ownership properties, residential properties and hotels.

Our associates, whom we refer to as members of the Hyatt family, are more than 95,000 individuals working at our corporate and regional offices and our managed, franchised and owned properties in 46 countries around the world. Substantially all of our hotel general managers are trained professionals in the hospitality industry with extensive hospitality experience in their local markets and host countries. The general managers of our managed properties are empowered to operate their properties on an independent basis using their market knowledge, management experience and understanding of our brands. Our associates and hotel general managers are supported by our regional management teams located in cities around the world and our executive management team, headquartered in Chicago. We primarily derive our revenues from hotel operations, management and franchise fees, other revenues from managed properties and sales of vacation ownership properties.

Our principal executive offices are located at 71 South Wacker Drive, 12th Floor, Chicago, Illinois 60606. Our telephone number is (312) 750-1234. Our website address is www.hyatt.com. The information on, or that may be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus.

Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place®, Hyatt House®, Hyatt Residence Club™, Hyatt Vacation Club®, Hyatt Gold Passport®, Hyatt Resorts™ and related trademarks, logos, trade names and service marks appearing in this prospectus supplement or the accompanying prospectus are the property of Hyatt Corporation, a wholly owned subsidiary of Hyatt Hotels Corporation. All other trademarks, trade names or service marks appearing in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Redemption and Cash Tender Offer

On April 15, 2013, we issued a notice of redemption to the holders of our 5.750% Senior Notes due 2015 (the “2015 notes”). We will redeem the full $250 million aggregate principal amount of 2015 notes outstanding at an aggregate redemption price of approximately $281.2 million on May 10, 2013.

On April 25, 2013, we commenced a cash tender offer to purchase any and all of our $250 million aggregate principal amount outstanding of 6.875% Senior Notes due 2019 (the “2019 notes” and, together with the 2015 notes, the “existing notes”), subject to certain conditions. The cash tender offer is being made only upon the terms and conditions set forth in an offer to purchase and related letter of transmittal, each dated April 25, 2013. The total consideration of $1,229.20 per $1,000 principal amount of 2019 notes accepted for purchase in the cash tender offer was calculated pursuant to the terms of the offer at 2:00 pm on May 3, 2013. The cash tender offer will expire at 5:00 p.m., New York City time, on May 14, 2013, unless extended or earlier terminated.

We intend to use the net proceeds from this offering, together with cash on hand, to pay the redemption price in connection with the redemption of the 2015 notes and to repurchase the 2019 notes tendered in the cash tender offer. See “Use of Proceeds.” The consummation of this offering is not contingent upon the redemption of the 2015 notes or the completion of the cash tender offer for the 2019 notes. The redemption of the 2015 notes is not contingent on the consummation of this offering or the completion of the cash tender offer for the 2019 notes. The cash tender offer is contingent on, among other things, the satisfaction of a financing condition that we expect the completion of this offering will satisfy. We cannot assure you that the cash tender offer will be completed in accordance with its terms or at all. Nothing in this prospectus supplement should be construed as an offer to purchase any of the existing notes.

Risk Factors

See the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in this prospectus supplement for a discussion of the factors you should consider carefully before deciding to invest in the notes.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the notes, see “Description of the Notes.”

Issuer	Hyatt Hotels Corporation.

Securities Offered	$ million in principal amount of % senior notes due 2023.

Maturity Date	The notes will mature on , 2023.

Interest Payment Dates	and of each year, beginning on , 2013. Interest will accrue from May , 2013.

Ranking	The notes will:

•	be our general unsecured obligations;

•	be effectively junior in right of payment to our future secured debt to the extent of the value of the assets securing such debt;

•	be equal in right of payment with all of our existing and future unsecured unsubordinated debt; and

•	be senior in right of payment to any future subordinated debt.

The notes will not be obligations of or guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries, including the guarantees of our revolving credit facility by our subsidiaries that guarantee such facility.

As of March 31, 2013, our subsidiaries had $237 million of debt outstanding.

The indenture under which the notes will be issued does not limit our ability, or the ability of our subsidiaries, to issue or incur other debt or issue preferred stock. We depend on the ability of our subsidiaries to transfer funds to us to meet our obligations, including our obligations to pay interest on the notes.

Optional Redemption	At any time before the date that is three months prior to the stated maturity of the notes, we may redeem some or all of the notes at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed from the redemption date to the date of maturity (except for accrued but unpaid interest to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in this prospectus supplement) plus             basis points.

At any time on or after the date that is three months prior to the stated maturity of the notes, we may redeem some or all of the notes at our option, at a redemption price equal to 100% of the principal amount of the notes being redeemed.

We will also pay the accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption.

See “Description of the Notes—Optional Redemption.”

Change of Control	If a change of control triggering event occurs, as defined in this prospectus supplement, we will be required to offer to purchase the notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase. See “Description of the Notes—Change of Control.”

Covenants	We will issue the notes under an indenture with Wells Fargo Bank, National Association, as trustee. The indenture, among other things, limits our ability and the ability of certain of our subsidiaries to:

•	create liens on principal property;

•	enter into sale and leaseback transactions with respect to principal property; and

•	enter into mergers or consolidations or transfer all or substantially all our assets.

As of March 31, 2013, we had two principal properties.

These covenants are subject to a number of important exceptions and qualifications. For more information, see “Description of Debt Securities—Covenants” in the accompanying prospectus.

Absence of Public Market for the Notes

The notes are a new issue of securities and there is currently no established trading market for the notes. Accordingly, we cannot assure you that a liquid market for the notes will develop. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice. We do not intend to apply for a listing of the notes on any securities exchange or an automated dealer quotation system. For more information, see “Underwriting.”

Form and Denomination	We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of DTC. Beneficial interests in the notes will be shown on, and transfers will be effected through, records maintained by DTC and its participants. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Book-Entry System; Delivery and Form.”

Material U.S. Federal Income Tax Considerations	For more information on the material U.S. federal income tax consequences of the holding and disposition of the notes, see “Material U.S. Federal Income Tax Considerations.”

Use of Proceeds	We intend to use the net proceeds from this offering to pay the redemption price in connection with the redemption of the 2015 notes and to repurchase the 2019 notes tendered in the cash tender offer described in “—Redemption and Cash Tender Offer,” plus accrued and unpaid interest on the existing notes, any tender premiums and related fees and expenses. If the cash tender offer is not completed, or there are any remaining net proceeds that are not so applied, then we will use the remaining proceeds from this offering for general corporate purposes. See “Use of Proceeds.”

Trustee, Registrar and Transfer Agent	Wells Fargo Bank, National Association.

Governing Law	State of New York.

RISK FACTORS

Investing in the notes involves risk. You should carefully consider the following risk factors, as well as the factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, under the sections titled “Risk Factors” in Part I, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 and the factors discussed in other filings we may make from time to time with the SEC. You should also refer to the other information in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents that are incorporated by reference, especially the financial statements included or incorporated by reference, before making an investment decision.

Risks Related to the Notes

The notes will not be guaranteed by any of our subsidiaries.

We are a holding company. We conduct substantially all of our operations through subsidiaries that own substantially all of our consolidated assets. Consequently, our ability to meet our debt service obligations depends in large part upon the cash flow of our subsidiaries and the payment of funds by our subsidiaries to us in the form of loans, dividends or otherwise. Our subsidiaries are not obligated to make funds available to us for payment of our debt securities or otherwise. In addition, their ability to make any payments will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions.

As a result, the notes will be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries, including the guarantees of our revolving credit facility by our subsidiaries that guarantee such facility. This means that creditors of our subsidiaries will be paid from their assets before holders of the notes would have any claims to those assets. As of March 31, 2013, our subsidiaries had $237 million of debt outstanding. The indenture governing the notes does not limit the amount of unsecured debt that our subsidiaries may incur or the amount of secured debt our unrestricted subsidiaries may incur. Substantially all of our assets are currently held by unrestricted subsidiaries. See “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

There are limited financial covenants under the indenture.

We are not restricted under the indenture governing the notes from incurring additional debt. For example, as of March 31, 2013, we had $1.4 billion of total availability under our revolving credit facility. The notes will be unsecured and effectively subordinated to any secured debt that we have issued or that we may issue in the future. We expect that we will from time to time incur additional debt and other liabilities. In addition, the indenture will not restrict us from paying dividends or issuing or repurchasing securities.

Although we have generally agreed not to issue debt that is secured by our principal property without also securing the notes and not to enter into sale and leaseback transactions with respect to our principal property, this limitation is subject to significant exceptions. See “Description of Debt Securities—Covenants” in the accompanying prospectus. The holders of any secured debt that we may issue will have priority over unsecured creditors to the extent of the value of the assets securing that debt. In the event of our bankruptcy, liquidation or similar proceeding, the holders of secured debt that we may have issued will be entitled to proceed against their collateral, and that collateral may not be available for payment of unsecured debt, including the notes.

We may not be able to purchase the notes upon a change of control triggering event.

If a change of control triggering event occurs, as defined in this prospectus supplement, we will be required to offer to purchase the notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase. At the time of any change of control, we may not have sufficient financial resources to purchase all of the notes that you may tender to us in connection with a change of control offer.

You may not be able to determine when a change of control giving rise to your right to have the notes repurchased by us has occurred and may not be able to require us to purchase notes as a result of a change in the composition of the directors on our board.

A change of control triggering event, as defined in the indenture governing the notes, will require us to make an offer to repurchase all outstanding notes. The definition of change of control includes a phrase relating to the sale, lease or transfer of “all or substantially all” of our assets. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of a sale, lease or transfer of less than all of our assets to another individual, group or entity may be uncertain.

In addition, a Delaware Chancery Court decision found that, for purposes of agreements such as the indenture, the circumstances in which a board of directors of a Delaware corporation would be permitted not to approve a dissident slate of directors as “continuing directors” are significantly limited. In the event of any such significant change in the composition of our board where the board has approved the new directors as “continuing directors” for purposes of the indenture, you may not have the right to require us to repurchase the notes as a result of the board composition change. The same court also observed that certain provisions in indentures, such as “continuing director” provisions, could function to entrench an incumbent board of directors and therefore raise enforcement concerns if adopted in violation of a board’s fiduciary duties. If such a provision were found unenforceable, you would not be able to require us to repurchase your notes as a result of a change of control resulting from a change in the composition of our board. See “Description of the Notes—Change of Control.”

Changes in the ratings of the notes, our credit ratings or the debt markets could adversely affect the price of the notes.

The price for the notes depends on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by, or the market price for the notes issued by, other companies similar to us;

•	our financial condition, financial performance and future prospects; and

•	the overall condition of the financial markets.

Disruptions in the financial markets and changes in prevailing interest rates, such as the volatility that has characterized recent market conditions, could have an adverse effect on the price of the notes.

Credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit rating for us based on their overall view of our industry. Rating organizations may lower their respective ratings of the notes or decide not to continue to rate the notes in their sole discretion. The reduction, suspension or withdrawal of the ratings of the notes will not constitute an event of default under the indenture. However, any reduction, suspension or withdrawal of these ratings may adversely affect the market price or liquidity of the notes.

If we fail to comply with certain restrictions under our revolving credit facility or the indenture, our debt could be accelerated and we may not have sufficient cash to pay our accelerated debt.

The operating and financial restrictions and covenants in our debt agreements, including the revolving credit facility and the indenture governing the notes, may adversely affect our ability to finance future operations or capital needs or to engage in new business activities.

In addition, our revolving credit facility contains financial covenants that require us to comply with a leverage ratio, an interest coverage ratio and a secured debt to net property and equipment ratio, as defined in the revolving credit facility, in each case measured quarterly. A failure to comply with the restrictions contained in the revolving credit facility or the indenture, or to maintain the financial ratios required by the revolving credit facility, could lead to an event of default which could result in an acceleration of the indebtedness.

No active trading market may develop for the notes.

Prior to this offering, there has been no trading market for the notes. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. In addition, such market-making activities will be subject to limits imposed by the U.S. federal securities laws. As a result, we cannot assure you that an active trading market for the notes will develop or continue. If an active market does not develop or continue, the market price and liquidity of the notes may be adversely affected.

RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended March 31,	Year Ended December 31,
	2013	2012	2011	2010	2009		2008
Ratio of earnings to fixed charges(1)	1.3x	2.4x	2.1x	2.7x	—	(2)	2.6x

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings represents pre-tax earnings before adjustments for income or loss from equity investees; and fixed charges include: interest (expensed and capitalized), amortized premiums, discounts and capitalized expenses related to indebtedness and the interest portion of rent expense that is deemed to be representative of the interest factor.
(2)	We recorded a pre-tax loss from continuing operations of approximately $51 million for the fiscal year ended December 31, 2009. As a result, earnings were insufficient to cover fixed charges by $39 million for such year.

Please refer to the financial statements and financial information incorporated by reference in this prospectus supplement for more information relating to the foregoing. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

USE OF PROCEEDS

We estimate that the net proceeds from the offering will be approximately $             million, after deducting underwriting discounts and commissions and our estimated offering expenses.

We intend to use the net proceeds from this offering to pay the redemption price in connection with the redemption of the 2015 notes and to repurchase the 2019 notes tendered in the cash tender offer described in “Summary—Redemption and Cash Tender Offer,” plus accrued and unpaid interest on the existing notes, any tender premiums and related fees and expenses. If the cash tender offer is not completed, or there are any remaining net proceeds that are not so applied, then we will use the remaining proceeds from this offering for general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated capitalization and cash, cash equivalents and short-term investments (excluding restricted cash) as of March 31, 2013 on an actual and as adjusted basis. As adjusted capitalization gives effect to the issuance and sale of the notes offered by this prospectus supplement and the application of the net proceeds as described under “Use of Proceeds,” including the redemption of the 2015 notes and the assumed repurchase of approximately $54 million of 2019 notes in the cash tender offer. See “Summary—Redemption and Cash Tender Offer” and footnote 1 below.

This table should be read in conjunction with our historical consolidated financial statements, including the related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as any related free writing prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

	As of March 31, 2013
	Actual	As Adjusted
	($ in millions)
Cash, cash equivalents and short-term investments (excluding restricted cash)	$787	$

Long-term debt:
Current maturities of long-term debt	14		14
Revolving credit facility	—		—
5.750% Senior notes due 2015	256		—
3.875% Senior notes due 2016	249		249
6.875% Senior notes due 2019	250		196	(1)
5.375% Senior notes due 2021	250		250
% Senior notes due 2023 offered hereby	—
Other long-term debt	223		223

Total long-term debt (excluding current maturities)	1,228

Total debt	1,242
Total stockholders’ equity	4,804		4,804

Total capitalization	$6,046	$

(1)	As of May 3, 2013, the early tender deadline in accordance with the terms of the tender offer, approximately $54 million in principal amount of the 2019 notes had been tendered pursuant to the terms of the cash tender offer, and withdrawal rights with respect to such tendered notes expired. For each $1,000 principal amount of 2019 notes tendered after May 3, 2013 and purchased in connection with the cash tender offer, there will be a corresponding $1,000 decrease in the 2019 notes on an as adjusted basis. Any such purchase of 2019 notes tendered after May 3, 2013 in connection with the cash tender offer will be funded with cash on hand or borrowings under our revolving credit facility. Accordingly, there will be a corresponding decrease in cash, cash equivalents and short-term investments or increase in revolving credit facility long-term debt, as applicable, in an amount equivalent to the tender offer consideration plus accrued and unpaid interest for each $1,000 principal amount of 2019 notes so purchased, on an as adjusted basis.

DESCRIPTION OF THE NOTES

The notes will be issued as a separate series of debt securities under an indenture, dated as of August 14, 2009, between the Company and Wells Fargo Bank, National Association, as trustee, as amended by a second supplemental indenture, dated as of August 4, 2011, a fourth supplemental indenture, to be entered into before the closing of this offering, and a fifth supplemental indenture to be entered into on the closing date of this offering with respect to the issuance of the notes. We refer to the original indenture, as supplemented by the second, fourth and fifth supplemental indentures, as the indenture.

The following description of the particular terms of the notes offered by this prospectus supplement is subject to, and qualified in its entirety by reference to, the applicable provisions of the indenture, a copy of which is available as described under “Where You Can Find More Information.” You should refer to the indenture and the notes for a complete description of the obligations of the Company and your rights because they, and not this description, define your rights as a holder of the notes.

The definitions of certain terms used in the following summary are set forth below under “—Certain Definitions.” For purposes of this “Description of the Notes,” references to “the Company” refer only to Hyatt Hotels Corporation and not to any of its subsidiaries, unless the context otherwise requires or as otherwise expressly stated. Capitalized terms not otherwise defined below or elsewhere in this prospectus supplement have the respective meanings given such terms in the indenture.

Principal, Maturity, Interest and Ranking

The notes will:

•	be initially issued in an aggregate principal amount of $ ;

•	accrue interest at a rate of % per annum;

•	be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•	mature on , 2023.

Interest on the notes will:

•	accrue from May , 2013 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for;

•	be paid semi-annually on and of each year, commencing , 2013 (each, an “Interest Payment Date”), to holders of record of the notes on the immediately preceding and ; and

•	be computed on the basis of a 360-day year consisting of twelve 30-day months.

The notes will be our general unsecured obligations and will rank senior to any of our future subordinated indebtedness and will rank equally in right of payment with all our other existing and future unsecured and unsubordinated indebtedness.

Additional Notes

We may issue additional notes of the series of notes offered by this prospectus supplement, without limitation and without your consent, in accordance with the indenture. If we issue additional notes, they will have the same terms and conditions as the notes being offered by this prospectus supplement in all respects (except for the payment of interest accruing prior to the issue date of the additional notes) so that the additional notes may be consolidated and form a single series with the notes offered by this prospectus supplement.

We may issue other series of debt securities under the indenture from time to time in an amount authorized prior to issuance. The indenture does not limit the amount of indebtedness that we may incur.

Payment

The trustee, through its corporate trust office, will initially act as paying agent with respect to the notes. We may change the paying agent without prior notice to you, and we or any of our Subsidiaries may act as paying agent. We will make payments of principal, interest and premium, if any, through the paying agent to The Depository Trust Company (“DTC”) as described under “Book-Entry System; Delivery and Form.”

If any Interest Payment Date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day with the same force and effect as if made on the relevant Interest Payment Date, maturity date or redemption date.

Purchasers are required to pay for the notes in U.S. dollars, and payments of principal, premium, if any, and interest on the notes will also be made in U.S. dollars.

Optional Redemption

We may redeem some or all of the notes at our option at any time before the date that is three months prior to the stated maturity thereof, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; and

•

as calculated by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed from the redemption date to the date of maturity (except for accrued but unpaid interest to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus         basis points;

plus, in each case, accrued but unpaid interest on the notes to, but not including, the redemption date.

At any time on or after the date that is three months prior to the stated maturity of the notes, we may redeem some or all of the notes at our option, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest on the notes to, but not including, the redemption date.

Notice of any redemption will be mailed at least 25 but not more than 60 days before the redemption date to each holder of the notes to be redeemed. On and after the redemption date, unless we default in payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption.

The notice will identify the notes to be redeemed and will state:

•	the redemption date;

•	the redemption price, which will include interest accrued and unpaid to the date fixed for redemption;

•

if any note is being redeemed in part, the portion of the principal amount of such note to be redeemed and that, after the redemption date upon surrender of such note, a new note or notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original note;

•	the name and address of the paying agent;

•	that the notes called for redemption must be surrendered to the paying agent to collect the redemption price;

•

that, unless we default in making such redemption payment or the paying agent is prohibited from making such payment pursuant to the terms of the indenture, interest on the notes called for redemption will cease to accrue on and after the redemption date;

•	the paragraph of the notes or provision of the indenture or any supplemental indenture pursuant to which the notes called for redemption are being redeemed;

•	the CUSIP or ISIN number, if any, of the notes; and

•	that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the notes.

As long as the notes are represented by global notes held by DTC or its nominee, we will not be responsible for providing notice of redemption to anyone other than DTC or its nominee.

If less than all the notes are to be redeemed, the trustee will select the notes to be redeemed on a pro rata basis, by lot or by such other methods as the trustee deems fair and appropriate. The trustee will make the selection from the outstanding notes not previously called for redemption. Notes and portions of them that the trustee selects will be in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Upon surrender of a note that is redeemed in part, we will execute and the trustee will authenticate for the holder a new note equal in principal amount to the unredeemed portion of the note surrendered.

Mandatory Redemption

We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Change of Control

If a Change of Control Triggering Event (as defined below) occurs, and we have not previously exercised our option to redeem the notes as described above, we will be required to make the offer described below (the “Change of Control Offer”) to each holder of the notes to repurchase all or any portion (in excess of $2,000 and in integral multiples of $1,000) of that holder’s notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Within 30 days following any Change of Control Triggering Event, or at our option, prior to any Change of Control (as defined below) but after the public announcement of the pending Change of Control, we will mail a notice to each holder, with a copy to the trustee, which terms will govern the terms of the Change of Control Offer. Such notice will state, among other things:

•

that a Change of Control Triggering Event has occurred and that such holder has the right to require us to repurchase all or a portion of its notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of repurchase, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant Interest Payment Date);

•	the circumstances and relevant facts regarding such Change of Control Triggering Event;

•	the repurchase date, which will be no earlier than 30 nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”); and

•	the instructions, as determined by us and consistent with the covenant described under the indenture, that a holder must follow in order to have its note purchased.

We will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all notes properly tendered and not withdrawn under such Change of Control Offer.

A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. The Change of Control Offer, if mailed prior to the date of consummation of the Change of Control, will state that the offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

We will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the indenture, we will comply with those applicable securities laws and regulations and will not be deemed to have breached our obligations under the “Change of Control” provisions of the indenture by virtue of any such compliance.

Subject to the limitations discussed below, we may, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the indenture, but that may increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. However, the indenture will not contain any covenants or provisions that will afford holders protection in the event of any such transaction.

The occurrence of a Change of Control will constitute a default under our revolving credit agreement. Our other debt may contain prohibitions of certain events that would constitute a Change of Control Triggering Event or may require such debt to be repurchased or repaid upon a Change of Control Triggering Event. Moreover, the exercise by the holders of their right to require us to purchase the notes may cause a default under such debt, even if the Change of Control Triggering Event itself does not, due to the financial effect of such repurchase on us or otherwise. Finally, our ability to pay cash to the holders upon a purchase may be limited by our then-existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make required purchases. The holders of a majority in aggregate principal amount of the notes may give written consent that the provisions under the indenture relating to our obligation to make an offer to purchase such notes as a result of a Change of Control Triggering Event be waived or modified prior to the occurrence of a Change of Control Triggering Event.

Modification and Waiver

The terms described under “Modification and Waiver” in the section titled “Description of Debt Securities” of the accompanying prospectus will apply to the notes, with the exception of the third and fourth bullet points under the second paragraph thereof, which are replaced with the following:

•	reduce the principal of or change the Stated Maturity of any debt security issued under the indenture;

•

reduce the amount payable upon the redemption of any debt security issued under the indenture or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any debt security may be redeemed (excluding, for the avoidance of doubt, the number of days before a redemption date that a notice of redemption may be mailed) or, once notice of redemption has been given, the time at which it must thereupon be redeemed.

Other Terms

The terms described under “Covenants,” “Mergers, Consolidations, Sales,” “Certain Definitions,” “Events of Default,” “Defeasance of Debt Securities and Certain Covenants,” and “Satisfaction and Discharge” in the section titled “Description of Debt Securities” of the accompanying prospectus will apply to the notes.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of our Company, as such, will have any liability for any of our obligations under the notes, the indenture, or for any claim based on, in respect of or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Trustee

The trustee may resign at any time or may be removed by the holders of the notes or us under certain circumstances. If the trustee resigns, is removed or becomes incapable of acting as trustee or if a vacancy occurs in the office of the trustee for any cause, a successor trustee will be appointed in accordance with the provisions of the indenture.

Certain Definitions

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a

Person shall be deemed to be “controlled by” a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person (excluding hypothetical shares of stock of the Company issued to employees as part of a “phantom stock” compensation plan).

“Change of Control” means (i) any Person or two or more Persons acting in concert (other than, in either case, a Permitted Holder) shall have acquired “beneficial ownership,” directly or indirectly, of, or shall have acquired by contract or otherwise, Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Company, (ii) the direct or indirect sale, assignment, transfer, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s and its Subsidiaries’ properties or assets, taken as a whole, to any “person” (individually and as that term is used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act), other than the Company or one of its Subsidiaries, or (iii) Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of the Company then in office. As used in this definition, “beneficial ownership” has the meaning provided in Rule 13d-3 under the Exchange Act. Notwithstanding the foregoing, a transaction effected to create a holding company for the Company will not, in and of itself, constitute a Change of Control if (i) pursuant to such transaction the Company becomes a direct or indirect wholly owned subsidiary of such holding company, and (ii) immediately following that transaction no Person (other than a Permitted Holder) is the beneficial owner, directly or indirectly, of Voting Stock of such holding company (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of such holding company.

“Change of Control Triggering Event” means (i) the occurrence of a Change of Control and (ii) the notes cease to be rated Investment Grade by each of the Rating Agencies (or in the absence of such rating for the notes, (x) the Company’s corporate rating, in the case of S&P, and (y) the Company’s corporate family rating, in the case of Moody’s, for dollar-denominated senior unsecured long-term debt each ceases to be rated Investment Grade) on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following the consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means, with respect to any redemption date:

•	the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or

•	if the Company obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations obtained.

“Continuing Directors” means, during any period of up to 24 consecutive months commencing after the date of the closing of the offering of the notes, individuals who at the beginning of such 24 month period were directors of the Company (together with any new director whose election by the Company’s board of directors or whose nomination for election by the Company’s stockholders was approved by a vote of (i) at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) Permitted Holders representing not less than 50% of the combined voting power of all Voting Stock of the Company).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial regulatory or administrative functions of government.

“Investment Grade” means a rating equal to or higher than Baa3 by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating equal to or higher than BBB- by S&P (or its equivalent under any successor rating category of S&P); and an equivalent rating of any replacement agency, respectively.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Permitted Holder” means:

(A)	(i) all lineal descendants of Nicholas J. Pritzker, deceased, and all spouses and adopted children of such descendants; (ii) all trusts for the benefit of any person described in clause (i) and trustees of such trusts; (iii) all legal representatives of any person or trust described in clauses (i) or (ii); and (iv) all partnerships, corporations, limited liability companies or other entities controlled, directly and/or indirectly, by the persons or trusts described in clauses (i), (ii) or (iii) (such Persons referred to in this clause (A) collectively, “Pritzker Affiliates”); or

(B)	any other stockholder of the Company which, together with such stockholder’s Affiliates, owned more than 5% of the Voting Stock of the Company as of August 14, 2009 (an “Existing Shareholder”), so long as the Pritzker Affiliates continue to own more Voting Stock of the Company than such Existing Shareholder.

“Control” for these purposes shall mean the ability to influence, direct or otherwise significantly affect the major policies, activities or action of any person or entity.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

“Quotation Agent” means one of the Reference Treasury Dealers selected by the Company.

“Rating Agency” means S&P and Moody’s or if S&P or Moody’s or both will not make publicly available a rating of the notes or a rating of the Company’s corporate credit for dollar-denominated senior unsecured long-term debt generally, an internationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which will substitute S&P or Moody’s or both, as the case may be.

“Reference Treasury Dealer” means

•

Goldman, Sachs & Co. and J.P. Morgan Securities LLC (or their respective successors or affiliates that are Primary Treasury Dealers, as defined below); but if any of the foregoing ceases to be an investment banking firm that is a primary U.S. Government securities dealer in the United States (“Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer;

•	a Primary Treasury Dealer selected by SunTrust Robinson Humphrey, Inc.; and

•	any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the date that a notice of redemption is given.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the date that a notice of redemption is given.

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of a contingency.

BOOK-ENTRY SYSTEM; DELIVERY AND FORM

The notes will be represented by one or more global notes in definitive, fully registered form without interest coupons. Each global note will be deposited with the trustee as custodian for DTC, as depositary under the indenture, and registered in the name of DTC or a nominee of DTC in New York, New York for the accounts of institutions that have accounts with DTC (“participants”).

You may hold your interests in a global note directly through DTC if you are a DTC participant or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, if you hold notes represented by interests in a global note, you will not be entitled to receive your notes in fully registered definitive form (“definitive notes”).

DTC has advised us as follows:

•	DTC is a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry systems is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

We expect that, pursuant to the procedures established by DTC, upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of your individual beneficial interest represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or persons that may hold interests through participants. Your ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).

So long as DTC, or its nominee, is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, as an owner of beneficial interests in a global note, you will not be entitled to receive definitive notes, will not be entitled to have the notes represented by the global note registered in your name and will not be considered to be the owner or holder of any notes under the global note. We understand that under existing industry practice, in the event you desire to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize you to take such action or would otherwise act upon your instructions. As a beneficial owner of an interest in a global note, you will not be able to transfer the interest except in accordance with DTC’s applicable procedures. Because DTC can only act on behalf of participants, who in turn act on behalf of others, your ability to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.

All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants to you will be governed by standing instructions and customary practices, as is now the case with securities held for accounts of customers in the names of nominees for such customers. Such payments, however, will be the responsibility of such participants and indirect participants, and neither we, the underwriters, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and you.

Unless and until it is exchanged in whole or in part for definitive notes, no global note may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC will exchange each global note for definitive notes, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the underwriters, the trustee nor we will have any responsibility for the performance or nonperformance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that if:

•

DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, we do not appoint a successor depositary within 90 days of such event;

•	we execute and deliver to the trustee an Officers’ Certificate to the effect that the global notes are exchangeable; or

•	an Event of Default with respect to the notes represented by such global notes shall have occurred and be continuing,

the global notes will be exchanged for notes in definitive form of like tenor and of an equal principal amount, in authorized denominations. Upon the occurrence of the events set forth in either of the first two bullets of this paragraph, such definitive notes will be registered in such name or names as DTC instructs the trustee. We expect that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interest in global notes.

We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but neither we nor the trustee take responsibility for its accuracy.

Holding through Euroclear and Clearstream

If the depositary for a global note is DTC, you may hold interests in the global note through Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

You will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, if you are a U.S. investor who holds your interests in the notes through these systems and wish on a particular day to transfer your interests, or to receive or make a payment or delivery or exercise any other right with respect to your interests, you may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, if you wish to exercise rights that expire on a particular day, you may need to act before the expiration date. In addition, if you hold your interests through both DTC and Euroclear or Clearstream, you may need to make special arrangements to finance any purchases or sales of your interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes. This discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under (i) any state, local or foreign tax laws, (ii) Section 1411 of the Internal Revenue Code of 1986, as amended (the “Code”), which imposes a 3.8% tax on net investment income or (iii) any other U.S. federal tax laws, including estate or gift tax laws. This discussion is based upon the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), all as in effect on the date of this prospectus supplement. These authorities are subject to change, possibly retroactively, resulting in tax consequences different from those discussed below. No rulings have been or will be sought from the IRS with respect to the matters discussed below, and we cannot assure you that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained by a court.

This discussion is limited to holders who purchase the notes for cash in this initial offering at their “issue price” within the meaning of Code Section 1273 (i.e., the first price at which a substantial amount of notes are sold for cash to persons other than underwriters) and hold the notes as “capital assets” within the meaning of Code Section 1221 (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules under the U.S. federal income tax laws, such as banks, financial institutions, U.S. expatriates, insurance companies, regulated investment companies, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies,” dealers in securities or currencies, traders in securities, partnerships or other pass-through entities (or investors in such entities), U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, tax-exempt organizations and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction.

As used herein, “U.S. holder” means a beneficial owner of the notes who is treated for U.S. federal income tax purposes as:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (1) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) that has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

A “non-U.S. holder” is a beneficial owner of the notes who is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisors as to the tax consequences to them of the purchase, ownership and disposition of the notes.

You should consult your tax advisor regarding the U.S. federal income tax consequences to you of the purchase, ownership and disposition of the notes, as well as any tax consequences arising under any state, local or foreign tax laws, or any other U.S. federal tax laws.

Effect of Certain Contingencies

In certain circumstances (see “Description of the Notes—Optional Redemption” and “Description of the Notes—Change of Control”) we may be obligated to pay amounts in excess of stated interest or principal on the notes. We intend to take the position that the notes should not be treated as contingent payment debt instruments because of the possibility of such payments. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the notes, that such additional payments will not have to be paid. Assuming such position is respected, a holder generally would not be required to include any income in respect of the foregoing contingencies unless and until any of such contingencies occurred. Our position is binding on a holder unless the holder explicitly discloses on its U.S. federal income tax return that it is taking a contrary position. Our position is not, however, binding on the IRS. If the IRS were to challenge this determination, a holder might be required to accrue income on its notes in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies. The following portions of this discussion assume that the notes will not be treated as contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

U.S. Holders

Stated interest

Payments of stated interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time such payments are received or accrued, in accordance with such holder’s method of accounting for U.S. federal income tax purposes.

Sale or other taxable disposition of the notes

A U.S. holder will recognize gain or loss on the sale, exchange (other than pursuant to a tax-free transaction), redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less a portion allocable to any accrued and unpaid stated interest, which will be taxable as interest) and the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be the U.S. holder’s cost therefor, decreased by any payments (other than with respect to stated interest) received by such holder with respect to such note. This gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. holder has held the note for more than one year. Long-term capital gains of non-corporate holders are subject to tax at a reduced rate. The deductibility of capital losses is subject to limitations.

Information reporting and backup withholding

Information with respect to interest on the notes will be required to be furnished to the IRS and to U.S. holders (other than to certain exempt holders). Information with respect to the proceeds received upon the sale or other disposition (including a redemption or retirement) of the notes will be required to be furnished to the IRS and to U.S. holders (other than to certain exempt holders) by a broker or other securities intermediary through which you hold your notes.

A U.S. holder may be subject to backup withholding (currently at a rate of 28%) on payments received on the notes or on the proceeds received upon the sale or other disposition of such notes.

Certain holders generally are not subject to backup withholding. A U.S. holder generally will be subject to backup withholding if such holder is not otherwise exempt and:

•	such holder fails to furnish its taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	such holder furnishes an incorrect taxpayer identification number;

•	the IRS provides notice that such holder is subject to backup withholding because it has failed to report properly payments of interest or dividends; or

•

such holder fails to certify, under penalties of perjury, that it has furnished its correct taxpayer identification number and that the IRS has not notified the U.S. holder that it is subject to backup withholding.

U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if backup withholding results in an overpayment of U.S. federal income tax and they timely provide certain information to the IRS.

Non-U.S. Holders

Interest

Subject to the discussion of “—U.S. trade or business” below, interest or amounts received upon a taxable disposition of the notes that represent accrued interest paid to a non-U.S. holder will not be subject to U.S. federal withholding tax, which is imposed at a rate of 30% (or, if applicable, a lower treaty rate), provided that:

•	such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of the classes of our stock;

•	such holder is not a controlled foreign corporation that is related to us through stock ownership; and

•

either (1) the non-U.S. holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a U.S. person and provides its name and address (which certification may be made on IRS Form W-8BEN, or applicable successor form), (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the non-U.S. holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such holder is not a U.S. person and provides us or our paying agent with a copy of such statement or (3) the non-U.S. holder holds its notes through a “qualified intermediary” and certain conditions are satisfied.

Even if the above conditions are not met, a non-U.S. holder may be entitled to a reduction in or an exemption from withholding tax on interest under a tax treaty between the United States and the non-U.S. holder’s country of residence. To claim such a reduction or exemption, a non-U.S. holder generally must complete IRS Form W-8BEN and claim this reduction or exemption on the form. In some cases, a non-U.S. holder instead may be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary already may have some or all of the necessary evidence in its files.

The certification requirements described above may require a non-U.S. holder to provide its U.S. taxpayer identification number in order to claim the benefit of an income tax treaty or for other reasons.

Special certification requirements apply to intermediaries. Prospective investors should consult their tax advisors regarding the certification requirements discussed above.

Sale or other taxable disposition of the notes

Subject to the discussion of “—U.S. trade or business” below, a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of a note. However, a non-U.S. holder may be subject to tax on such gain if such holder is an individual present in the United States for 183 days or more during the taxable year of the disposition and certain other conditions are met, in which case such holder may have to pay a U.S. federal income tax of 30% (or, if applicable, a lower treaty rate) on such gain (net of certain U.S. source losses).

U.S. trade or business

If interest or gain from a disposition of the notes is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States, the non-U.S. holder generally will be subject to U.S. federal income tax on the interest or gain on a net income basis in the same manner as if it were a U.S. holder (unless an applicable income tax treaty provides otherwise). Effectively connected interest income will not be subject to the U.S. federal withholding tax of 30% described above (assuming the appropriate certification, generally a completed IRS Form W-8 ECI, is provided). A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain recognized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

Information reporting and backup withholding

Backup withholding will not apply to payments made by us or our paying agent to a non-U.S. holder of a note if the holder meets the identification and certification requirements described in the third bullet above under “—Non-U.S. Holders—Interest.” Information reporting on IRS Form 1042-S may apply with respect to interest payments. In addition, information regarding interest payments on the notes may be made available to the tax authorities in the country where the non-U.S. holder resides or is established, pursuant to an applicable income tax treaty.

Payments of the proceeds from a disposition (including a redemption or retirement) by a non-U.S. holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

•	a U.S. person or a foreign branch office of a U.S. person;

•	a controlled foreign corporation for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or

•

a foreign partnership if at any time during its tax year, (1) one or more of its partners are U.S. persons who hold in the aggregate more than 50% of the income or capital interest in the partnership or (2) it is engaged in the conduct of a U.S. trade or business.

Payment of the proceeds from a disposition by a non-U.S. holder of a note made to or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the beneficial owner certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding.

Non-U.S. holders should consult their tax advisors regarding application of withholding and backup withholding in their particular circumstances and the availability of, and the procedure for qualifying for an exemption from, withholding, information reporting and backup withholding under current Treasury Regulations. In this regard, the current Treasury Regulations provide that a certification may not be relied on if the payor knows or has reason to know that the certification may be false.

Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if backup withholding results in an overpayment of U.S. federal income tax and they timely provide certain information to the IRS.

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement, between us and the underwriters named below, for whom Goldman, Sachs & Co., J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal amount of notes
Goldman, Sachs & Co.	$
J.P. Morgan Securities LLC
SunTrust Robinson Humphrey, Inc.

Total	$

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the notes to certain dealers at prices that represent a concession not in excess of         % of the principal amount of the notes. Any underwriter may allow, and any such dealer may reallow to certain other dealers, a concession not in excess of         % of the principal amount of the notes. After the initial offering of the notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:

Paid by us
Per note		%
Total	$

We estimate that expenses associated with this offering to be paid by us, other than the underwriting discount, will be approximately $                .

We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

Absence of Public Market for the Notes

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

Stabilization

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of the notes may not be made to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the several underwriters; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus

Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The sellers of notes have not authorized and do not authorize the making of any offer of the notes through any financial intermediary, other than offers made by the underwriters with a view to underwriting the notes as contemplated in this prospectus supplement and the accompanying prospectus. Accordingly, no purchaser of notes, other than the underwriters, is authorized to make any further offer of notes on behalf of the sellers or the underwriters.

United Kingdom

Each underwriter has represented and agreed that, in connection with the distribution of the notes,

(a) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

(b) it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue and sale of such notes in circumstances in which Section 21(1) of the FSMA does not apply to us.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and disclosure under the Financial Instruments and Exchange Law has not been and will not be made with respect to the securities. Each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan and in compliance with any other relevant laws, regulations and governmental guidelines of Japan.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of this document or any document other than (i) in circumstances which do not constitute an offer or invitation to the public for the purposes of the Companies Ordinance (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA,;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In particular, J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. are acting as dealer managers in connection with our cash tender offer to purchase the 2019 notes. In addition, affiliates of each of the underwriters are lenders under our revolving credit facility and have received and receive fees and other payments from us in connection therewith.

Certain investment funds affiliated with The Goldman Sachs Group, Inc., an affiliate of Goldman, Sachs & Co., are holders of our common stock, and Mr. Richard A. Friedman, a partner and managing director of Goldman, Sachs & Co., is a member of our board of directors. In addition, Hyatt Corporation and certain other of our subsidiaries are, together with certain affiliates of Goldman, Sachs & Co., engaged in the joint venture conducted by W2007 Waikiki Holdings, LLC and certain related commercial arrangements.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/ or instruments that we may issue. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Latham & Watkins LLP, Chicago, Illinois, will pass upon the validity of the notes offered by this prospectus supplement for us. Cravath, Swaine & Moore LLP, New York, New York, will pass upon certain matters for the underwriters in connection with this offering. Family members of a partner of Latham  & Watkins LLP are beneficiaries of trusts that directly and indirectly own shares of our common stock.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus supplement and the accompanying prospectus by reference from Hyatt Hotels Corporation’s Annual Report on Form 10-K, and the effectiveness of Hyatt Hotels Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Hyatt Hotels Corporation

Debt Securities

We may, from time to time, offer to sell debt securities in one or more offerings. This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities in prospectus supplements to this prospectus.

We may offer and sell these debt securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis.

Investing in our debt securities involves risks. You should consider the risk factors on page 1 of this prospectus and in any accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated August 4, 2011

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (“Securities Act”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf registration process, we may, from time to time, sell the debt securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under the sections of this prospectus titled “Where You Can Find More Information” and “Information Incorporated by Reference,” before you make any investment decision.

This prospectus only provides you with a general description of the debt securities we may offer. We are responsible only for the information contained in this prospectus or incorporated by reference in this prospectus or to which we have referred you, including any prospectus supplement or free writing prospectus that we file with the SEC relating to this prospectus. We have not authorized any dealer, salesman or other person to provide you with information different from that contained in this prospectus or additional information. Each time we sell debt securities, we will provide a prospectus supplement that contains specific information about the terms of those debt securities. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the documents incorporated or deemed to be incorporated by reference in this prospectus and the additional information described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

TERMS USED IN THIS PROSPECTUS

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus and any accompanying prospectus supplement to the terms “we,” “us,” “our,” “the Company” or “Hyatt” or other similar terms mean Hyatt Hotels Corporation and its consolidated subsidiaries. However, in the “Description of Debt Securities” section of this prospectus, “we,” “our,” “us,” “Hyatt” and the “Company” mean Hyatt Hotels Corporation only, and not any of its consolidated subsidiaries, unless context otherwise requires or as otherwise expressly stated.

i

As used in this prospectus, the term:

•	“Properties” refers to hotels that we manage, franchise, own or lease and our residential and vacation ownership units that we develop, sell and manage;

•	“Hyatt-branded” refers to properties operated under our brands, including Park Hyatt, Andaz, Grand Hyatt, Hyatt Regency, Hyatt, Hyatt Place and Hyatt Summerfield Suites;

•

“Residential ownership units” refers to residential units that we manage, provide services to or license our trademarks with respect to (such as serviced apartments and Hyatt-branded residential units), some of which we own, that are part of mixed-use projects and are often adjacent to a Hyatt-branded full service hotel;

•

“Vacation ownership units” refers to the fractional and timeshare units that we develop, sell or manage that are part of the Hyatt Vacation Club, which is in the process of changing its name to Hyatt Residence Club; and

•	“Hospitality ventures” refers to entities in which we own less than a 100% equity interest.

As used in this prospectus, the term “associates” refers to the individuals working at our corporate and regional offices and our managed, franchised and owned properties, some of whom we employ directly and some of whom are employed by certain third-party owners and franchisees of our hotels.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the information we incorporate by reference herein or therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). These statements include statements about plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Important factors that may cause actual results to differ materially from current expectations include, but are not limited to:

•

the factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, under the sections titled “Risk Factors” in Part I, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7, and the factors discussed in our most recent Quarterly Report on Form 10-Q, under the section titled “Risk Factors” in Part II, Item 1A;

•	the rate and the pace of economic recovery following the recent economic downturn;

•	levels of spending in business and leisure segments as well as consumer confidence;

•	declines in occupancy and average daily rate;

•	hostilities, including future terrorist attacks, or fear of hostilities that affect travel;

•	travel-related accidents;

ii

•	natural or man-made disasters such as earthquakes, tsunamis, tornados, hurricanes, floods and oil spills;

•	the seasonal and cyclical nature of the real estate and hospitality businesses;

•	changes in distribution arrangements, such as through internet travel intermediaries;

•	changes in the tastes and preferences of our customers;

•	relationships with associates and labor unions and changes in labor law;

•	financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners;

•	risks associated with potential acquisitions and dispositions and the introduction of new brand concepts;

•	changes in federal, state, local or foreign tax law;

•	increases in interest rates and operating costs;

•	fluctuations in currency exchange rates;

•	lack of acceptance of new brands or innovation;

•	general volatility of the capital markets and our ability to access the capital markets;

•	changes in the competitive environment in our industry and the markets where we operate;

•	outcomes of legal proceedings; and

•	violations of regulations or laws related to our franchising business.

These factors and the other risk factors described or incorporated by reference in this prospectus are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our business, financial condition, results of operations or cash flows.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

iii

THE COMPANY

We are a global hospitality company with widely recognized, industry leading brands and a tradition of innovation developed over our more than fifty-year history. Our mission is to provide authentic hospitality by making a difference in the lives of the people we touch every day. We focus on this mission in pursuit of our goal of becoming the most preferred brand in each customer segment that we serve for our associates, guests and owners. We support our mission and goal by adhering to a set of core values that characterize our culture. We believe that our mission, goal and values, together with the strength of our brands, strong capital and asset base and opportunities for expansion, provide us with a platform for long-term value creation.

We manage, franchise, own and develop Hyatt-branded hotels, resorts and residential and vacation ownership properties around the world. Our full service hotels and resorts operate under five world-recognized brands, Park Hyatt, Andaz, Grand Hyatt, Hyatt Regency and Hyatt. Our two select service brands are Hyatt Place and Hyatt Summerfield Suites (an extended stay brand). We develop, sell or manage vacation ownership properties in select locations as part of the Hyatt Vacation Club, which is in the process of changing its name to Hyatt Residence Club. We also manage, provide services to or license our trademarks with respect to residential ownership units that are often adjacent to a Hyatt-branded full service hotel. We consult with third parties in the design and development of such mixed-use projects based on our expertise as a manager and owner of vacation ownership properties, residential properties and hotels. We primarily derive our revenues from hotel operations, management and franchise fees, other revenues from managed properties and sales of vacation ownership properties.

Our principal executive offices are located at 71 South Wacker Drive, 12th Floor, Chicago, Illinois 60606. Our telephone number is (312) 750-1234. Our website address is www.hyatt.com. The information on, or that may be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place®, Hyatt Summerfield Suites®, Hyatt Vacation Club®, Hyatt Residence Club™, Hyatt Gold Passport®, Hyatt Resorts™ and related trademarks, logos, trade names and service marks appearing in this prospectus are the property of Hyatt Corporation, a wholly owned subsidiary of Hyatt Hotels Corporation. All other trademarks, trade names or service marks appearing in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

RISK FACTORS

Investment in our debt securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated herein by reference before you decide whether to purchase our debt securities. These risks could materially adversely affect our business, financial condition, results of operations and cash flows. As a result, the market price of our debt securities could decline, and you may lose part or all of your investment. For more information, see the sections of this prospectus titled “Where You Can Find More Information” and “Information Incorporated by Reference.”

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds from the sale of debt securities to which this prospectus relates for general corporate purposes. General corporate purposes may include, among other uses, refunding, repurchasing, retiring upon maturity or redeeming existing debt; funding for working capital; capital expenditures; repurchases of our capital stock; and strategic investments and acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratio of our earnings to our fixed charges for the periods indicated:

	Six Months Ended June 30,	Year Ended December 31,
	2011	2010	2009		2008	2007	2006
Ratio of earnings to fixed charges (1)	2.3x	2.7x	—	(2)	2.6x	6.6x	8.9x

(1)

For purposes of calculating the ratio of earnings to fixed charges, earnings represents pre-tax earnings before adjustments for income or loss from equity investees; and fixed charges include: interest (expensed and capitalized), amortized premiums, discounts and capitalized expenses related to indebtedness and the interest portion of rent expense that is deemed to be representative of the interest factor.

(2)

We recorded a pre-tax loss from continuing operations of approximately $51 million for the fiscal year ended December 31, 2009. As a result, earnings were insufficient to cover fixed charges by $39 million for such year.

Please refer to the financial statements and financial information incorporated by reference in this prospectus for more information relating to the foregoing. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities will be issued under an indenture, dated as of August 14, 2009, between us and Wells Fargo Bank, National Association, as trustee, as supplemented by a second supplemental indenture, dated as of August 4, 2011, between us and the trustee. We have summarized select portions of the indenture below. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

References in this section to “we,” “our,” “us,” “Hyatt” and the “Company” refer to Hyatt Hotels Corporation excluding, unless the context otherwise requires or as otherwise expressly stated, its consolidated subsidiaries.

General

The terms of each series of debt securities will be established by or pursuant to a Board Resolution, by a supplemental indenture or in an Officers’ Certificate and set forth or determined in the manner provided in a Board Resolution, by a supplemental indenture or in an Officers’ Certificate. (Section 2.02) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount, as may be set forth in a Board Resolution, a supplemental indenture or an Officers’ Certificate. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal and any premium on the debt securities;

•

the rate or rates (which may be fixed or variable per annum) or the method used to determine the rate or rates at which the debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for determining holders of the debt securities to whom such interest is payable and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the currency of denomination of the debt securities, if other than the U.S. dollar, any places in addition to or instead of the offices of the trustee where the principal, premium and interest on the debt securities will be payable or the method of such payment;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which we may redeem the debt securities;

•

whether the debt securities are to be issued in registered form or bearer form or both and, if the debt securities are to be issued in bearer form, whether coupons will be attached to them, whether debt securities in bearer form may be exchanged for debt securities issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

•

if the debt securities are to be issued in bearer form, whether certain additional interest payment or tax redemption provisions will apply, whether interest with respect to certain temporary debt securities in bearer form will be paid to any clearing organization and the terms and conditions applicable to such payment, and the terms upon which certain temporary debt securities may be exchanged for more definitive debt securities in bearer form;

•

any obligation we have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the prices, periods and terms and conditions upon which such debt securities shall be redeemed, repurchased or repaid;

•

the terms, if any, upon which the debt securities may be convertible into or exchanged for any of our stock, other debt securities or warrants and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price, rate or period;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•

if the amount of principal, premium or interest with respect to the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•

if the principal amount payable at the maturity date of the debt securities will not be determinable on a date prior to such maturity date, the amount that will be deemed to be such principal amount as of any such date for any purpose and, if necessary, the manner of determining the equivalent thereof in U.S. dollars;

•	any changes to legal defeasance, covenant defeasance and satisfaction and discharge under the indenture;

•	if other than the principal amount, the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date;

•

the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of any collateral, including the applicability of any provisions of the Trust Indenture Act of 1939 and any corresponding changes to provisions of the indenture as then in effect;

•

any addition to or change in the Events of Default described in this prospectus or in the indenture which applies to the debt securities and any change in the right of the trustee or the holders of such debt securities to declare the principal amount of and any premium and interest on such debt securities due and payable pursuant to the acceleration provisions described in this prospectus or in the indenture;

•

whether the debt securities will be issued in the form of global debt securities, the terms and conditions, if any, upon which such global debt securities may be exchanged for definitive debt securities and the depositary and form of any legends for such global debt securities;

•	any trustee, authenticating agent, paying agent, transfer agent, service agent or registrar;

•	the applicability of, and any addition to or change in, the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	with regard to debt securities that do not bear interest, the dates for certain required reports to the trustee;

•	the intended material U.S. federal income tax consequences of the debt securities;

•	the terms applicable to debt securities that provide for an amount less than the stated principal amount thereof, including the rates at which such original issue discount will accrue; and

•	any other terms of the debt securities (which terms are not prohibited by the provisions of the indenture). (Section 2.02)

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in a Board Resolution, the Officers’ Certificate or the supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, material U.S. federal income tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary (“DTC”), or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “definitive debt security”), as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in definitive form.

Definitive Debt Securities

You may transfer or exchange definitive debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of definitive debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of definitive debt securities only by presenting the certificate representing those definitive debt securities to us, accompanied by a duly executed written instrument of transfer. You may effect the right to receive the principal of and premium and interest on definitive debt securities only by presenting or surrendering the certificate representing those definitive debt securities to us.

Global Debt Securities and Book-Entry System

Each book-entry debt security will be represented by one or more global debt securities in definitive, fully registered form without interest coupons. Each global debt security will be deposited with the trustee as custodian for DTC, as depositary under the indenture, and registered in the name of DTC or a nominee of DTC in New York, New York for the accounts of institutions that have accounts with DTC (“participants”).

You may hold your interests in a global debt security directly through DTC if you are a DTC participant or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, if you hold interests in global debt securities, you will not be entitled to receive your debt securities as definitive debt securities.

DTC has advised us as follows:

•	DTC is a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry systems is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

We expect that, pursuant to the procedures established by DTC, upon the issuance of each global debt security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of your individual beneficial interest represented by the global debt security to the accounts of participants. Ownership of beneficial interests in each global debt security will be limited to participants or persons that may hold interests through participants. Your ownership of beneficial interests in each global debt security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global debt security other than participants).

So long as DTC, or its nominee, is the registered holder and owner of a global debt security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt securities represented by the global debt security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, as an owner of beneficial interests in a global debt security, you will not be entitled to receive a definitive debt security, will not be entitled to have the debt securities represented by the global debt security registered in your name and will not be considered to be the owner or holder of any debt securities under the global debt security. We understand that under existing industry practice, in the event you desire to take any actions that DTC, as the holder of the global debt security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize you to take such action or would otherwise act upon your instructions. As a beneficial owner of an interest in a global debt security, you will not be able to transfer the interest except in accordance with DTC’s applicable procedures. Because DTC can only act on behalf of participants, who in turn act on behalf of others, your ability to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.

We understand, however, that under existing industry practice, DTC will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of DTC with respect to that global debt security for purposes of obtaining any consents, declarations, waivers or directions required to be given by holders of the debt securities pursuant to the indenture. (Section 2.15(f))

All payments on book-entry debt securities registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt securities. (Section 2.15(e))

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global debt security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global debt security as shown on the records of DTC or its nominee. We also expect that payments by participants to you will be governed by standing instructions and customary practices, as is now the case with securities held for accounts of customers in the names of nominees for such customers. Such payments, however, will be the responsibility of such participants and indirect participants, and neither we, any agent of ours nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and you.

Unless and until it is exchanged in whole or in part for definitive debt securities, no global debt security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities (including the presentation of debt securities for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global debt security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC will exchange each global debt security for definitive debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in book-entry debt securities among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, any agent of ours nor the trustee will have any responsibility for the performance or nonperformance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that if:

•

DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days; and

•	we execute and deliver to the trustee an Officers’ Certificate to the effect that the global debt securities are exchangeable pursuant to the indenture,

the global debt securities will be exchanged for definitive debt securities of like tenor and of an equal principal amount, in authorized denominations. (Section 2.15(b)) Such definitive debt securities will be registered in such name or names as DTC instructs the trustee. We expect that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interest in global debt securities.

We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but neither we nor the trustee take responsibility for its accuracy.

Euroclear and Clearstream

If the depositary for a global debt security is DTC, you may hold interests in the global debt security through Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

You will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, if you are a U.S. investor who holds your interests in the debt securities through these systems and wish on a particular day to transfer your interests, or to receive or make a payment or delivery or exercise any other right with respect to your interests, you may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, if you wish to exercise rights that expire on a particular day, you may need to act before the expiration date. In addition, if you hold your interests through both DTC and Euroclear or Clearstream, you may need to make special arrangements to finance any purchases or sales of your interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

Limitations on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, assume or permit to exist, any Lien, other than Permitted Liens, on any Principal Property, or upon Capital Stock or Indebtedness issued by any Restricted Subsidiary and owned by the Company or any Subsidiary, now or hereafter acquired, to secure Indebtedness, without effectively providing concurrently that the debt securities are secured equally and ratably with such Indebtedness, for so long as such Indebtedness shall be so secured. (Section 4.07)

“Permitted Liens” means:

(i)	Liens existing on the date of the indenture;

(ii)	Liens in favor of the Company or a Restricted Subsidiary;

(iii)	Liens on any property existing at the time of the acquisition thereof;

(iv)	Liens on any property of a Person or its subsidiaries existing at the time such Person is consolidated with or merged into the Company or a Restricted Subsidiary, or Liens on any property of a Person existing at the time such Person becomes a Restricted Subsidiary;

(v)	Liens to secure all or part of the cost of acquisition (including Liens created as a result of an acquisition by way of Capital Lease), construction, development or improvement of the underlying property, or to secure Indebtedness incurred to provide funds for any such purposes; provided, that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 18 months after the later of (A) the completion of the acquisition, construction, development or improvement of such property and (B) the placing in operation of such property or of such property as so constructed, developed or improved;

(vi)	Liens securing industrial revenue, pollution control or similar bonds; and

(vii)

any extension, renewal or replacement (including successive extensions, renewals and replacements), in whole or in part, of any Lien referred to in any of clauses (i), (iii), (iv) or (v) of this definition of Permitted Liens that would not otherwise be permitted pursuant to any of clauses (i) through (vi), to the extent that (A) the principal amount of Indebtedness secured thereby and not otherwise permitted to be secured pursuant to any of clauses (i) through (vi) of this definition of Permitted Liens does not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of any such extension, renewal or replacement, except that where (1) the Indebtedness so secured at the time of any such extension, renewal or replacement was incurred for the sole purpose of financing a specific project and (2) additional Indebtedness is to be incurred in connection with such extension, renewal or replacement solely to finance the completion of the same project, the additional Indebtedness may also be secured by such Lien; and (B) the property that is subject to the Lien serving as an extension, renewal or replacement is limited to some or all of the property that was subject to the Lien so extended, renewed or replaced.

Notwithstanding the restrictions described above, the Company and its Restricted Subsidiaries may, directly or indirectly, create, assume or permit to exist any Lien that would otherwise be subject to the restrictions set forth in the first paragraph of this section without equally and ratably securing the debt securities if, at the time of such creation, assumption or permission, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate principal amount of outstanding Indebtedness secured by Liens which would otherwise be subject to such restrictions (not including Permitted Liens) plus all Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of Sale and Leaseback Transactions with respect to any Principal Property (not including such transactions described under any of clauses (i) through (v) as set forth below under “—Sale and Leaseback Transactions”), does not exceed 15% of Consolidated Net Tangible Assets.

Sale and Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(i)	the Sale and Leaseback Transaction is solely with the Company or another Subsidiary;

(ii)	the lease in such Sale and Leaseback Transaction is for a period not in excess of three years, including renewal rights;

(iii)	the lease in such Sale and Leaseback Transaction secures or relates to industrial revenue, pollution control or similar bonds;

(iv)	the Sale and Leaseback Transaction is entered into prior to or within 18 months after the purchase or acquisition of the Principal Property which is the subject of such Sale and Leaseback Transaction;

(v)	the proceeds of the Sale and Leaseback Transaction are at least equal to the fair market value (as determined by the Company’s board of directors in good faith) of the Principal Property which is the subject of the Sale and Leaseback Transaction and prior to or within 180 days after the sale of such Principal Property, the Company applies an amount equal to the greater of (A) the net proceeds of such sale, and (B) the Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction to (1) the retirement of long-term Indebtedness that is not subordinated to any debt securities issued under the indenture and that is not Indebtedness owed to the Company or a Subsidiary, or (2) the purchase of other property which will constitute a Principal Property having a value at least equal to the value of the Principal Property leased; or

(vi)

the Attributable Indebtedness of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions with respect to any Principal Property (not including any Sale and Leaseback Transactions described under any of clauses (i) through (v) set forth immediately above, plus the aggregate principal amount of outstanding Indebtedness secured by Liens upon Principal Properties or Capital Stock or Indebtedness issued by any Restricted Subsidiary and owned by the Company or any

Subsidiary then outstanding (not including any such Indebtedness secured by Permitted Liens) which do not secure such debt securities equally and ratably with (or on a basis that is prior to) the other Indebtedness secured thereby, would not exceed 15% of Consolidated Net Tangible Assets. (Section 4.08)

Mergers, Consolidations, Sales

Unless otherwise provided for a particular series of debt securities by a Board Resolution, a supplemental indenture or an Officers’ Certificate, the Company shall not consolidate with or merge into any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s and its Subsidiaries’ properties and assets, taken as a whole, to any Person, unless:

•

the Person surviving such consolidation or merger (if not the Company) or the Person that acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the Company’s and its Subsidiaries’ properties and assets, taken as a whole, shall be a corporation, partnership, limited liability company, trust or other entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or Canada, Mexico, Switzerland or any other country that is a member country of the European Union on the date of the indenture and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance or observance of every covenant of the indenture on the part of the Company to be performed or observed;

•

immediately after giving effect to such transaction and treating any Indebtedness that becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no default or Event of Default shall have occurred and be continuing; and

•

the Company shall have delivered to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the terms of the indenture and that all conditions precedent provided for therein relating to such transaction have been complied with.

These restrictions will not apply to:

•	any sale, assignment, transfer, conveyance, lease or other disposition of assets solely between or among the Company and its Subsidiaries; or

•

any conversion of the Company from a corporation to a limited liability company, from a limited liability company to a corporation, from a limited liability company to a limited partnership or a similar conversion. (Section 5.01)

This covenant includes a phrase relating to the sale or other transfer of “all or substantially all” of the Company’s and its Subsidiaries’ properties and assets, taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the Company’s and its Subsidiaries’ properties and assets, taken as a whole. As a result, it may be unclear as to whether the Company is required to comply with these provisions.

Certain Definitions

“Attributable Indebtedness” in respect of any Sale and Leaseback Transaction, means, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with like term in accordance with GAAP) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction.

“Capital Lease” means any lease of any Principal Property that is or should be accounted for as a capital lease on the consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

“Consolidated Net Tangible Assets” means, at any date of determination, the amount representing the assets of the Company and its Subsidiaries that would appear on the most recent fiscal quarter end consolidated balance sheet of the Company and its Subsidiaries on such date prepared in accordance with GAAP, less (i) all current liabilities and non-controlling interests and (ii) goodwill and other intangibles.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those principles set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Indebtedness” means indebtedness of, or guaranteed or assumed by, the Company for borrowed money, including indebtedness evidenced by bonds, debentures, notes or other similar instruments and reimbursement and cash collateralization of letters of credit, bankers’ acceptances, interest rate hedge and currency hedge agreements, if any such indebtedness would appear as a liability upon a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP (not including contingent liabilities that appear only in a footnote to such balance sheet).

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Non-Recourse Indebtedness” means any Indebtedness the terms of which provide that the lender’s claim for repayment of such Indebtedness is limited solely to the single property or group of related properties that secure such Indebtedness.

“Principal Property” means any contiguous or proximate parcel of real property owned by, or leased to, the Company or any of its Subsidiaries, and any equipment located at or comprising a part of any such property, having a gross book value (without deduction of any depreciation reserves), as of the date of determination, in excess of the greater of $150,000,000 and 5% of Consolidated Net Tangible Assets.

“Restricted Subsidiary” means any Subsidiary of the Company which owns or leases Principal Property.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired whereby the Company or any Restricted Subsidiary transfers such property to another Person and the Company or the Restricted Subsidiary leases or rents it from such Person.

“Subsidiary” means any Person in which a majority of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or a Subsidiary and which is consolidated in the accounts of the Company and/or a Subsidiary.

Events of Default

Unless otherwise indicated for a particular series of debt securities by a Board Resolution, a supplemental indenture, or an Officers’ Certificate, each of the following constitutes an “Event of Default” with respect to each series of debt securities:

(i)	default in the payment of the principal of or premium, if any, when due on the debt securities of that series;

(ii)	default for 30 days in the payment of interest when due on the debt securities of that series;

(iii)	the Company fails to comply with any of its covenants or agreements in the debt securities of that series or in the indenture and such failure continues for 60 days after written notice has been given to the Company by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture;

(iv)	default by the Company or any Subsidiary under any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Subsidiary having an aggregate principal amount equal to the greater of $100,000,000 or 2% of Consolidated Net Tangible Assets, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary having an aggregate principal amount equal to the greater of $100,000,000 or 2% of Consolidated Net Tangible Assets, whether such Indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; provided, that such acceleration shall not have been rescinded or annulled within 10 days after written notice is given to the Company by the trustee or holders of at least 25% of the outstanding principal amount of debt securities of such series as provided in the indenture; and provided, further, that prior to any declaration of the acceleration of the debt securities as provided in the indenture, an Event of Default under this clause (iv) will be remedied, cured or waived without further action on the part of either the trustee or any of the holders if the default under such other Indebtedness is remedied, cured or waived;

(v)	a final judgment or judgments outstanding against the Company or against any property or assets of the Company in an amount in excess of the greater of $100,000,000 or 2% of Consolidated Net Tangible Assets is or are not paid, vacated, bonded, undischarged or unstayed for a period of 30 days after the date of its or their entry; provided, that prior to any declaration of acceleration of the debt securities as provided in the indenture, an Event of Default under this clause (v) will be remedied, cured or waived without further action on the part of either the trustee or any of the holders if the judgment is vacated, bonded, discharged or stayed; and

(vi)	certain events of bankruptcy, insolvency or reorganization. (Section 6.01)

The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an Event of Default with respect to the debt securities of any series at the time outstanding (other than an Event of Default referred to in clause (vi) above) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice to the Company, may declare the principal amount of (or other specified amount), premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default referred to in clause (vi) above occurs, the principal amount of (or other specified amount), premium, if any, and accrued and unpaid interest on all the debt securities of each series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

At any time after the principal of the debt securities of any series shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as provided in the indenture, the holders of a majority in principal amount of the debt securities of that series then outstanding under the indenture, by written notice to the Company and the trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the trustee a sum sufficient to pay all matured installments of interest upon all the debt securities of that series and the principal of (and premium, if any, on) any and all debt securities of that series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the debt securities of that series to the date of such payment or deposit) and (ii) any and all Events of Default under the indenture with respect to such series of debt securities, other than the nonpayment of principal (or other specified amount) and interest, if any, on debt securities of that series that have become due solely by such declaration of acceleration, shall have been remedied or waived as provided in the indenture. No such rescission shall affect any subsequent default or impair any right consequent thereto. (Section 6.02) For information as to waiver of defaults, see “—Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request or direction. (Section 7.02(i))

Subject to applicable law and the provisions of the indenture relating to the rights of the trustee and indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.05)

Except to enforce the right to receive payment of the principal amount of, premium, if any, and accrued and unpaid interest on the debt securities of any series held by such holder when due, no holder of a debt security of that series may pursue any remedy with respect to the indenture or the debt securities of that series unless:

•	the holder previously gave the trustee written notice stating that an Event of Default with respect to the debt securities of that series is continuing;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•

such holder or holders of the debt securities of that series offer to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense caused by taking such action;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of that series do not give the trustee a direction inconsistent with the request during such 60-day period. (Section 6.06)

The Company shall deliver to the trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the indenture, and further stating, as to each such officer signing such certificate, that, to such officer’s knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in the indenture and is not in default in the performance or observance of any of the terms, provisions and conditions under the indenture (or, if a default or Event of Default shall have occurred, describing all such defaults or Events of Default of which such officer has knowledge and what action the Company is taking or proposes to take, if any, with respect thereto). (Section 4.03)

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

Defeasance of Debt Securities and Certain Covenants

Defeasance and Discharge

The indenture provides that, upon our exercise of our option to be discharged from all our obligations with respect to the debt securities of any series (except for certain obligations, including the obligations to exchange or register the transfer of debt securities, to replace stolen, lost, destroyed or mutilated debt securities, to maintain a paying agent, service agent and registrar and to hold moneys for payment in trust), we will be deemed to have been discharged from our obligations with respect to all debt securities of that series then outstanding on the date the conditions to such defeasance are satisfied. (Section 8.02)

In order to exercise such option, we must make an irrevocable deposit with the trustee, in trust, for the benefit of the holders of debt securities of that series, of cash in U.S. dollars or noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and interest on such debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be. We must also, among other things, deliver to the trustee an Opinion of Counsel in the United States reasonably acceptable to the trustee to the effect that we have received from, or that there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Section 8.04)

Defeasance of Certain Covenants

The indenture provides that, upon our exercise of our option to be released with respect to the debt securities of any series from our obligations under certain restrictive covenants, including those described under “—Covenants” and the occurrence of certain Events of Default with respect to such restrictive covenants, we will be deemed to be so released with respect to such series of debt securities. (Section 8.03)

In order to exercise such option, we must make an irrevocable deposit with the trustee, in trust, for the benefit of the holders of debt securities of that series, of cash in U.S. dollars or noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and interest on such debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be. We must also, among other things, deliver to the trustee an Opinion of Counsel in the United States reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. (Section 8.04)

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all debt securities of a series issued thereunder (except for the rights, powers, trusts, duties, indemnities and immunities of the trustee under the indenture and our obligations in connection therewith), when:

•	either:

•

we have delivered to the trustee for cancellation all debt securities of such series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money and/or Government Securities have been deposited in trust or segregated and held in trust by us and thereupon repaid to us or discharged from such trust); or

•

all debt securities of such series that have not been delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for giving notice of redemption, and we have irrevocably deposited or caused to be deposited with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, noncallable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all debt securities of that series not theretofore delivered to the trustee for cancellation, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be;

•	we have paid or caused to be paid all other sums payable under the indenture with respect to such series of debt securities; and

•

we have delivered to the trustee an Opinion of Counsel and an Officers’ Certificate, each stating that all conditions precedent to satisfaction and discharge with respect to such series of debt securities have been complied with.

All our other obligations (except for our obligation to pay and indemnify the trustee) with respect to such series of debt securities will be discharged when all the debt securities of such series have been paid in full. (Section 8.07)

Modification and Waiver

The indenture provides that the trustee may make reasonable rules for action by or a meeting of holders.

We and the trustee may amend or supplement the indenture or the debt securities of any series without notice to any holder but with the written consent of the holders of at least a majority in principal amount of each series of debt securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such debt securities) affected by such amendment or supplement by execution of a supplemental indenture. However, without the consent of each holder affected, an amendment or supplement may not:

•	reduce the principal amount of any debt securities issued under the indenture whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest, including default interest, on any debt security issued under the indenture;

•	reduce the principal of or change the Stated Maturity of any debt security issued under the indenture or alter or waive any of the provisions with respect to the redemption of such debt securities;

•	reduce the amount payable upon the redemption of any debt security issued under the indenture or change the time at which such debt security may be redeemed, if applicable;

•	make any debt security issued under the indenture payable in money other than that stated in such debt security;

•

waive a default or Event of Default in the payment of principal of or any premium or interest on the debt securities issued under the indenture (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities then outstanding and a waiver of the payment default that resulted from such acceleration);

•

make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities issued under the indenture to receive payments of principal of or any premium or interest on the debt securities;

•	waive a redemption payment with respect to any debt security issued under the indenture; or

•

make any change to the waiver of past defaults or the rights of holders to receive payment under the provisions in the indenture relating to the waiver of past defaults and the rights of holders to receive payment or in the amendment and waiver provisions described above. (Section 9.02)

The holders of a majority in principal amount of any series of debt securities then outstanding may, on behalf of the holders of all the debt securities of such series, by written notice to the trustee waive an existing default and its consequences except:

•	a default in the payment of the principal of and any premium and accrued and unpaid interest on debt securities of such series;

•	a default arising from the failure to redeem or purchase any debt security of such series when required pursuant to the terms of the indenture; and

•	a default in respect of certain covenants and provisions of the indenture that cannot be amended without the consent of the holder of each debt security of such series then outstanding.

However, the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, in accordance with the acceleration provisions under the indenture. (Section 6.04)

We may fix as a record date for the purpose of determining the holders of the debt securities entitled to give their consent or take any action required or permitted to be taken pursuant to the indenture. If a record date is fixed, only persons who were holders at such record date (or their duly designated proxies) are entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such holders continue to be holders after such record date. (Section 9.03)

With respect to the debt securities, notwithstanding the preceding paragraphs, without the consent of any holder of such debt securities, we and the trustee may amend or supplement the indenture or the debt securities:

•	to cure any ambiguity, defect, omission or inconsistency;

•	to provide for uncertificated debt securities in addition to or in place of definitive debt securities;

•	to provide for the assumption of our obligations to holders of such debt securities in the case of a merger or consolidation or sale of all or substantially all of our assets;

•	to make any changes that would provide additional rights or benefits to the holders of such debt securities that do not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•	to provide for the issuance of additional debt securities in accordance with the indenture;

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities and to add or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the indenture by more than one trustee;

•

with respect to any series of debt securities, to conform the text of the indenture applicable thereto or the debt securities of such series to any provision of the section “Description of the Notes,” “Description of Notes” or “Description of Debt Securities” in the offering memorandum, prospectus supplement or other like offering document relating to the initial offering of such series of debt securities that is intended to be a verbatim recitation of the terms of such series of debt securities;

•	to establish the form or terms of debt securities and coupons of any series of debt securities; or

•

to add to, change or eliminate any of the provisions of the indenture so long as any such addition not otherwise permitted under the indenture shall (i) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to the benefit of such provision or (ii) become effective only when there is no such security outstanding. (Section 9.01)

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 10.08)

PLAN OF DISTRIBUTION

We may sell the debt securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the debt securities. A prospectus supplement will describe the terms of any sale of debt securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of debt securities. Underwriters may offer and sell debt securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of debt securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may be involved in any “at the market” offering of debt securities by or on our behalf.

Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of debt securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we use a dealer in the sale of the debt securities being offered pursuant to this prospectus, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the debt securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Unless we indicate differently in a prospectus supplement, we will not list the debt securities on any securities exchange. The debt securities will be a new issue of securities with no established trading market. Any underwriters that purchase the debt securities for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We can provide no assurance as to the liquidity of or the trading markets for any debt securities.

VALIDITY OF SECURITIES

Latham & Watkins LLP, Chicago, Illinois, will pass upon the validity of the debt securities offered by this prospectus for us. Family members of a partner of Latham & Watkins LLP are beneficiaries of trusts that directly and indirectly own shares of our common stock.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Hyatt Hotels Corporation’s Annual Report on Form 10-K, and the effectiveness of Hyatt Hotels Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may read and copy any reports, proxy statements and other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents at the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and does not contain all of the information in such registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may read or obtain a copy of the registration statement, including exhibits, from the SEC in the manner described above.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents instead of repeating such information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information incorporated by reference that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of this offering; provided, however, that we are not incorporating any information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on February 17, 2011 (including the portions of our definitive proxy statement for our 2011 annual meeting of stockholders incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011, filed with the SEC on May 3, 2011, and June 30, 2011, filed with the SEC on August 2, 2011; and

•	our Current Reports on Form 8-K filed with the SEC on March 21, 2011, May 16, 2011, May 18, 2011, June 20, 2011 and July 14, 2011.

If the information set forth in this prospectus varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document. Information contained in documents filed later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to us or telephoning us at the address and telephone number set forth below.

Hyatt Hotels Corporation

Attn: Senior Vice President—Investor Relations

71 South Wacker Drive, 12th Floor

Chicago, Illinois 60606

(312) 750-1234

You may also access all of the documents above and incorporated by reference into this prospectus free of charge at our website www.hyatt.com. The reference to our website does not constitute incorporation by reference of the information contained on such website.